SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

January 22, 2004

Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4675 MacArthur Court Suite 900 Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

(949) 221-0600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

On January 22, 2004, Health Care Property Investors, Inc. (the “Company”) announced that its Board of Directors has approved a 2-for-1 stock split in the form of a stock dividend. Stockholders of record as of the close of business on February 4, 2004 will receive one additional share of common stock for each share they own. Total outstanding shares of the Company will increase from approximately 65.5 million to approximately 131 million. Certificates for the new shares will be issued on or about March 1, 2004.

Item 7.	Exhibits

(c) Exhibits.

99.1	Press Release dated January 22, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.

Date:	January 23, 2004	By:	/s/ Edward J. Henning

Name: Edward J. Henning
Title: Senior Vice President, General Counsel and
Corporate Secretary

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